UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2007

Petrocorp Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-141993

(Commission File Number)

20-5134664

(IRS Employer Identification No.)

1065 Dobbs Ferry Road, White Plains, NY 10607

(Address of principal executive offices and Zip Code)

(914) 674-4373

Registrant's telephone number, including area code

430 Loma Media Road, Santa Barbara, CA 93103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On December 17, 2007, James Fitzsimons caused an entity that he controls (Union Energy (Alaska) LLC (“UEA”)), to contribute its 100% working interest and 87.5% net revenue interest in its rights to three seven-year oil and gas leases from the State of Alaska in tracts designated 254, 258 and 259 in the North Slope of Alaska covering approximately 17,280 gross (14,807.41 net) acres in total (the “Leases”) to the Registrant. UEA has already paid $90,000 for the Leases and the Leases are subject to an additional payment to the State of Alaska, for which the Registrant will be responsible, in an amount yet to be determined, but believed by UEA and Mr. Fitzsimons to be approximately $279,500. The Registrant is reimbursing Mr. Fitzsimons for the $90,000 he paid to the State of Alaska in connection with his bid for the Leases. The Leases were obtained by UEA in a competitive bidding process. The balance of the net revenue interest in the Leases (12.5%) represents the State of Alaska's royalty interest. The Board of Directors has determined that the terms of transaction with Mr. Fitzsimons and UEA with respect to the

Leases was in the best interests of the Registrant and its shareholders.

ITEM 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 17, 2007, both Peter Destler and Deborah Destler resigned as officers and directors of the Registrant. Peter Destler and Deborah Destler each resigned to pursue other interests and not due to any disagreement with any action taken or proposed to be taken by the Registrant. Peter Destler and Deborah Destler were shown a draft of this Form 8-K prior to its filing and have no concerns or disagreements which they wish to be filed as an exhibit hereto. Mr. Fitzsimons has assumed all of the offices, including President and CEO, previously held by Peter Destler.

On December 17, 2007, Stephen M. Siedow age 57 who is a member of The American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants was appointed to the Registrant’s Board of Directors. From 1974 to 1982 he was with the audit department of Ernst & Young, Certified Public Accountants in Denver, Colorado and in 1982, he formed Stephen M. Siedow, PC a professional accounting firm providing auditing, management consulting and tax services to corporations, partnerships and individuals. Mr. Siedow specializes in public and SEC accounting and has experience in industries including construction, mining, oil and gas, and mergers/acquisitions. Mr. Seidow will serve on the Board until our next annual meeting or until his successor shall have been appointed and shall qualify.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements.

Not Applicable.

Exhibits required by Item 601 of Regulation S-B

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROCORP, INC.

/s/ James Fitzsimons

James Fitzsimons, President and CEO

Date: December 17, 2007